Exhibit 99.1
For Immediate Release

Silver Reserve Corp. To Begin Trading on the OTC Bulletin Board

July 27, 2007 - Reno, Nevada. Silver Reserve Corp. (“Silver Reserve”), (OTCBB: SLVV) today announced that it has been called to trade on the Nasdaq-operated Over-the-Counter Bulletin Board (OTCBB) under the ticker symbol “SLVV”.

About Silver Reserve

Silver Reserve is an active and progressive public exploration stage mining company. The Company’s main focus is its 13 silver exploration projects in the State of Nevada, in the United States of America. The properties are located in the counties of Esmeralda, Mineral, Lyon and Humboldt. Silver Reserve also owns a 280 ton per day mill facility at Mina, Nevada.

For More Information, Please Contact:

Investor Relations:	Corporate Contact:
Todd Montgomery President, Silver Reserve Corp.	Stafford Kelley Corporate Secretary, Silver Reserve Corp.

1135 Terminal Way, Suite 207B Reno, Nevada 89502 (775) 322-4448	905-845-1073 Toll Free: 1-866-448-1073

Company Website: www.silverreservecorp.com

FORWARD-LOOKING STATEMENTS: This news release contains certain “forward-looking statements” within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended. Except for statements of historical fact relating to the company, certain information contained herein constitutes forward-looking statements. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include the inherent risks involved in the exploration and development of mineral properties, the uncertainties involved in interpreting drilling results and other ecological data, fluctuating metal prices, the possibility of project cost overruns of unanticipated costs and expenses, uncertainties relating to the availability and costs of financing needed in the future and other factors. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates of opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.